Exhibit 99.1
AMENDMENT NUMBER 1
TO THE
EMPLOYMENT AGREEMENT DATED MAY 23, 2005

This AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT DATED MAY 23, 2005 (the “Amendment”), is entered into as of the 23rd day of May, 2008, by and between Empire Resorts, Inc. (the “Company”) and David P. Hanlon (the “Executive”).

WHEREAS, an Employment Agreement (the “Agreement”) was executed effective as of May 23, 2005, between the Company and the Executive,  hereinafter also referred to as the “Parties”; and

WHEREAS, the Agreement is set to expire on May 23, 2008; and

WHEREAS, the Parties are in negotiations to revise the terms of the Agreement; and

WHEREAS, the Parties wish by this Amendment to extend the Initial Term of the Agreement from May 23, 2008 to June 23, 2008, in order to allow the parties to conclude their negotiations; and

WHEREAS, both Parties are amenable to the extension.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties agree to extend the Agreement as follows:

1.	Term. The Initial Term of the Agreement is extended until June 23, 2008.

2.	General Terms. All other provisions of the Agreement shall remain in effect until execution of a new Employment Agreement.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer and the Executive has executed this Amendment as of the dates identified below.

THE COMPANY:
EMPIRE RESORTS, INC.

BY:	/s/ Robert H. Friedman

THE EXECUTIVE:
DAVID P. HANLON

BY:	/s/ David P. Hanlon